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
                                                                                                                      Exhibit 99.1
Statement of Computation of Ratio of Earnings to Fixed Charges
-----------------------------------------------------------------------------------------------------------------------------------
(Dollar amounts in thousands)
                                                                                       For the Quarter Ended June 30,
                                                                                   1999                              1998
                                                                          ----------------------            ---------------------
Income before net gain (loss) on sales of investments in rental
properties and minority interest                                                       $ 19,462                         $ 16,804
Less-minority interest not convertible into common stock                                   (144)                               -
                                                                          ----------------------            ---------------------
                                                          Earnings                     $ 19,318                         $ 16,804
                                                                          ======================            =====================

Fixed charges:
   Interest                                                                            $ 10,296                         $  8,827
   Capitalized interest                                                                   2,001                            2,831
   Preferred stock dividend                                                               1,142                                -
   Other                                                                                     12                               12
                                                                          ----------------------            ---------------------
                                                     Fixed Charges                     $ 13,451                         $ 11,670
                                                                          ======================            =====================

Earnings plus fixed charges, excluding capitalized interest and
preferred stock dividends                                                              $ 29,626                         $ 25,643
                                                                          ======================             ====================
Divided by fixed charges                                                               $ 13,451                         $ 11,670
                                                                          ======================             ====================
Ratio of earnings to fixed charges                                                          2.2                              2.2
                                                                          ======================             ====================
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
                                                                                      For the Six Months Ended June 30,
                                                                                   1999                              1998
                                                                          ----------------------            ---------------------
Income before net gain (loss) on sales of investments in rental
properties and minority interest                                                       $ 36,973                         $ 32,787
Plus-provision for non-recurring charge                                                   1,250                                -
Less-minority interest not convertible into common stock                                   (290)                               -
                                                                          ----------------------            ---------------------
                                                          Earnings                     $ 37,933                         $ 32,787
                                                                          ======================            =====================
Fixed charges:
   Interest                                                                            $ 20,135                         $ 17,362
   Capitalized interest                                                                   5,035                            4,857
   Preferred stock dividends                                                              1,898
   Other                                                                                     23                               23
                                                                          ----------------------            ---------------------
                                                     Fixed Charges                     $ 27,091                         $ 22,242
                                                                          ======================            =====================

Earnings plus fixed charges, excluding capitalized interest and
preferred stock dividends                                                              $ 58,091                         $ 50,172
                                                                          ======================            =====================
Divided by fixed charges                                                               $ 27,091                         $ 22,242
                                                                          ======================            =====================
Ratio of earnings to fixed charges                                                          2.1                              2.3
                                                                          ======================            =====================
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